UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 26, 2007
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PeopleSupport, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-115328 (Commission Identification No.)	95-4695021 (IRS Employer File Number)
1100 Glendon Ave., Suite 1250, Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)
(310) 824-6200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At a regularly scheduled meeting on July 26, 2007, the Compensation Committee of the Board of Directors of PeopleSupport, Inc. (the “Company”) approved an increase in the compensation of Richard Bledsoe in connection with his appointment as Chief Operating Officer, which became effective June 11, 2007, as previously announced. Mr. Bledsoe’s annual base salary was increased from $235,000 to $300,000, retroactive to his appointment as COO on June 11, 2007. In addition, for 2007 he is eligible for a discretionary target bonus of $150,000 contingent upon attaining certain Company and individual performance goals. Mr. Bledsoe recently relocated to the Company’s facilities in the Philippines, and will receive a housing allowance of $2,450 per month and a moving allowance of $17,750 in connection with the move. In addition, Mr. Bledsoe was also awarded 10,000 restricted stock units, which vest in three equal annual installments from June 11, 2007, entitling him to receive shares of the Company’s common stock if he is in service on the vesting date.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
July 31, 2007

PeopleSupport, Inc. a Delaware corporation
By:	/s/ Lance Rosenzweig
President, Chief Executive Officer and
Chairman of the Board of Directors